Exhibit 99.1

Ladies and Gentlemen:

I previously orally informed Chairwoman Madam Qu on Monday April 23, 2007 of my intention to resign as Chief Financial Officer. On April 25, 2007, I further confirmed in an email of my intention to resign as both Chief Financial Officer and Director. Madam Qu asked that I allow a short time to find a replacement Chief Financial Officer, if feasible.

Accordingly, I hereby tender my resignation, effective the earlier of April 30, 2007 or the hiring of a new Chief Financial Officer, from all my positions with Global Pharmatech and its subsidiaries, including my positions as Director and Chief Financial Officer.

Sincerely,


/s/ Joseph Levinson
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